SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

U. S. Rare Earth Minerals, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed: October 15, 2018

U.S. Rare Earth Minerals, Inc.

233 Needham Street,
Suite 300

Newton MA, 02464

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on September 26 , 2018. The purpose of the Information Statement is to notify our stockholders that on September 25, 2018, our board of directors and the holders of our outstanding capital stock having a majority of the voting power (the “Majority Stockholders”), respectively, adopted resolutions to amend our articles of incorporation to change our name to Bioxytran, Inc. (the “Name Change”) and to ratify the sale of certain assets of and liabilities of the Company (the “Asset Sale”) as a condition to the settlement of a dispute with a creditor over the Company’s default of a $110,000 secured promissory note.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) covering the consummation of the Asset Sale and Name Change to which our Majority Stockholders consented on September 25, 2016. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Purchase Agreement. No meeting of our stockholders will be held or proxies requested for these matters since they have already been consented to by the Majority Stockholders, acting by written consent in lieu of a meeting, in their capacity as the holders of a majority of the issued and outstanding shares of the Company’s Common Stock.

The Asset Sale will be ratified, and Name Change will not take place, and the action taken by the Majority Stockholders no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. The record date established by the Company for purposes of determining the number of issued and outstanding shares of Common Stock, and thus voting power, was September 26, 2018.

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Very truly yours,

U.S. Rare Earth Minerals, Inc.

By:	/s/ Dr. David Platt
Dr. David Platt, President &Chief Executive Officer

October 15, 2018

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION

STATEMENT FOR THE PROPOSED ACTION BY MAJORITY WRITTEN CONSENT.

On or about October 15, 2018, a Notice of Internet Availability of the Information Statement

(“Notice”) was mailed to stockholders of record and beneficial owner directing them to a website where they can access our Information Statement. It was filed with the

U.S. Securities and Exchange Commission on October 15, 2018.

Our Information Statement is available at www.bioxytraninc.com/info14c2018 and both beneficial owners and stockholders of record can request that paper copies of the information statement be mailed to them at that website.

U.S. Rare Earth Minerals, Inc.

233 Needham Street,
Suite 300

Newton MA, 02464

 ___________________________________________________________________

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

___________________________________________________________________

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

___________________________________________________________________

INTRODUCTION

This Information Statement is being furnished to the stockholders of U.S. Rare Earth, Inc., a Nevada corporation (the “Company”), to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our voting stock, in accordance with the requirements of the Nevada Revised Statutes (“NRS”).

This Information Statement will first be mailed to stockholders on or about October 15, 2018, and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on September 26, 2018, was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment to our articles of incorporation to change the name of the Company and to notify our stockholders that a majority of our stockholders had approved and ratified the sale of assets of our Company as required by Section 78.565 of the NRS. A copy of the Amendment to the Articles of Incorporation, in substantially the form that will be filed with the Nevada Secretary of State, is attached hereto as Appendix A (the “Amendment to Articles”). On September 25, 2018, our board of directors and stockholders holding shares entitling them to a majority of the voting power, respectively, have approved the Amendment to Articles and Asset Sale in writing.

Under Section 78.320 of the NRS, any action required or permitted by the NRS to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice, and without a vote if consents in writing setting forth the action so taken are signed by stockholders holding at least a majority of the voting power. No stockholder meeting was required, and no other stockholder approval is required.

Stockholders with the voting power of approximately 65,839,237 shares of common stock, representing approximately 77% of our outstanding shares of voting stock, executed and delivered to us a written consent authorizing and approving the Amendment to Articles and Asset Sale. The Stockholders who signed the written consent were David Platt, Chairman and Chief Executive Officer and Ola Soderquist, Chief Financial Officer (the “Majority Stockholders”).

Accordingly, the Amendment to Articles and Name Change have been approved by the holders of a majority of our outstanding shares of voting stock, and no further vote or further action of our stockholders is required to approve these actions. You are being provided with notice of the approval of the Amendment to Articles by less than unanimous written consent of our stockholders. However, under Rule 14c-2 under the Exchange Act, the Amendment to Articles will not be effective until 20 days after this Information Statement has first been sent to stockholders and other regulatory requirements have been met.

The Company will pay for preparing and distributing this Information Statement. Our costs are estimated to be $3,500.

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On September 25, 2018, our board of directors authorized management to deliver this Information Statement.

Our executive offices are located at 233 Needham Street, Suite 300 Newton MA, 02464 and our telephone number is (617) 494-1199.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Name Change and the Domicile Change requires the affirmative vote or written consent of the combined majority of the issued and outstanding shares of Common Stock.

Each share of Common Stock entitles the holder to one vote per share.  On the Record Date we had 85,096,578 outstanding shares of Common Stock.

On September 25, 2018, the Board of Directors unanimously adopted resolutions approving the Name Change and Domicile Change and recommended that our stockholders ratify the Name Change and approve the Plan of Merger as set forth in Appendix A.  In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the Majority Stockholder in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDER

The Majority Stockholders, who are officers and directors of the Company, own 65,839,273 shares of Common Stock, representing approximately 77% of the issued and outstanding Common Stock.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Name Change and the Asset Sale.  The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

The Name Change will be affected in the State of Nevada following the 10-day period mandated by the NRS and the 20-day period mandated by Rule 14c-2 under the Exchange Act. The Asset Sale was effective upon approval by the Majority Stockholders on September 25, 2018.

DISSENTERS’ RIGHT OF APPRAISAL

If it is ultimately determined that the Asset Sale must be approved under Nevada law by a majority of stockholder of the Company, holders of record of shares of the Company’s Common Stock that are not in favor of the Asset Sale and that properly demand payment for their shares will be entitled to dissenters’ rights in connection with the Asset Sale under Sections 92A.300 - 92A.500 of the NRS.  Holders of record of shares of the Company’s Common Stock will not be entitled to dissenters’ rights under NRS Sections 78.2055 or 92A.380 as a direct result of the Name Change.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under NRS Sections 92A.300 - 92A.500 and is qualified in its entirety by the full text of NRS Sections 92A.300 - 92A.500, which is attached to this information statement as Appendix B.  The following summary does not constitute legal or any other advice nor does it constitute a recommendation that stockholders exercise their dissenters’ rights under NRS Sections 92A.300 - 92A.500.  All references in NRS Sections 92A.300 - 92A.500 and in this summary to a “stockholder” or “holders of shares of the Company’s capital stock” are to the record holder or holders of the shares of the Company’s capital stock entitled to vote as to which dissenters’ rights are asserted.  A person having a beneficial interest in shares of the Company’s capital stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights, or must assert his or her own dissenters’ right and submit a written consent of the stockholder of record in accordance with NRS 92A.400.

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To assert dissenters’ rights, stockholders must satisfy all of the following conditions in NRS Section 92A.420 and 92A.440:

We are sending a dissenter’s notice to our stockholders with this Information Statement, attached as Appendix C to this Information Statement.  Dissenting stockholders must, by no later than November 15, 2018, send a written objection to the Asset Sale stating their intention to demand payment for their shares in the form set forth in Appendix C. The written objection should be sent to:

U.S. Rare Earth Minerals, Inc.

233 Needham Street,

Suite 300

Newton MA, 02464

Attn: David Platt, Chief Executive Officer

Registered Mail, Return Receipt Requested is recommended. The objection must include (i) a notice of election to dissent, (ii) the stockholder’s name and residence address, (iii) the number of shares as to which the stockholder dissents (iv) a demand for payment of the fair value of the stockholder’s shares and (v) a certification as to whether you or the beneficial owner on whose behalf you are dissenting, as the case may be, acquired beneficial ownership of the shares before the date set forth in the dissenter’s notice.

Together with the written demand or by November 15, 2018, the dissenting stockholder must submit certificates representing all of his shares of stock of our company to us at the address set forth above or to our transfer agent, Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, UT 84121, for the purpose of affixing a notation indicating that a demand for payment has been made.

Within 30 days after receiving any demands for payment, we will pay to each dissenter who complied with the provisions of Chapter 92A of the Nevada Revised Statues the amount we estimate to be the fair value of the shares, plus accrued interest.  The fair value of the shares is equal to the value of the shares immediately before the consummation of the Asset Sale, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.  The payment will be accompanied by (i) our financial statements for the year ended December 31, 2017 and the period ended September 30, 2018, (ii) a statement of the estimate of the fair value, (iii) an explanation of how interest was calculated, and (iv) any other items required by Chapter 92A of the Nevada Revised Statutes.

A dissenting stockholder receiving such payment may (i) reject the payment and demand payment of the fair value and accrued interest or (ii) accept the payment after providing an estimate of the fair value plus accrued interest and demanding payment of such estimate.

If any demand for payment remains unsettled we must, within 60 days after receiving such demand, petition the court to determine the fair value of the shares and accrued interest.  If we do not commence the proceeding within the 60-day period, we must pay each dissenter whose demand remains unsettled the amount demanded.

The procedure to dissent is more fully described in Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, which are attached as Appendix C to this Information Statement.  Sections 92A.300 to 92A.500 of the Nevada Revised Statues inclusive require strict adherence to the procedures set forth therein, and failure to do so may result in the loss of all dissenters’ rights. Accordingly, each stockholder who might desire to exercise dissenter’s rights should carefully consider and comply with the provisions of those sections and consult his or her legal advisor.

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FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR TO DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER’S NOTICE, ATTACHED AS APPENDIX G, WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA’S RIGHTS OF DISSENTING OWNERS STATUTE.

FORWARD LOOKING STATEMENTS

Statements included in this Information Statement that do not relate to present or historical conditions are “forward-looking statements.” Forward-looking statements may include, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Our ability to predict projected results or the effect of events on our operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause actual performance or results to differ materially from those expressed in or implied by, forward-looking statements include, but are not limited to: (i) our ability to consummate the asset purchase transaction described in this Information Statement, and (ii) other factors described under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

At the time of the stockholder action, our issued and outstanding voting securities consisted of shares of common stock. As of the Record Date, there were 300,000,000 shares of common stock authorized and 85,096,578 shares of common stock issued and outstanding. The Company also has 50,000,000 authorized preferred stock, none of which will be outstanding after completion of the mandatory redemption. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The written consent of a majority of the outstanding shares of common stock was necessary to authorize the Amendment to Articles described herein.

Principal Stockholders

The following table sets forth certain information, as of the Record Date, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group, based on 85,096,578 shares of common stock outstanding. Each stockholder listed below has direct ownership and sole voting and investment power over the common stock beneficially owned:

Ownership of Principal Shareholders

Title Of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David Platt	43,891,974	51.59%
Common Stock	Ola Soderquist	21,947,263	25.80%
Common Stock	Offer Binder	8,781,969	10.32%

(1) The addresses of the beneficial owners are c/o Bioxytran, Inc. 233 Needham Street, Suite 300 Newton MA, 02464

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Security Ownership of Management

The following table sets forth the common stock holdings of the Company’s directors and executive officers as of the Record Date:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David Platt	43,891,947	51.59
Common Stock	Ola Soderquist	21,947,263	25.80
Common Stock	Offer Binder	8,781,969	10.32
Common Stock	Lawrence W. Bonafide Director	393,544	.46%
Common Stock	Dave Quincy Farber Director	283,599	.33%
Common Stock	David Lee Director	93,467	.11%
Common Stock	Nathan Marks Director	80,122	.094%
Total Officers and Directors		75,471,911	89.71%

(1) The addresses of the beneficial owners are c/o Bioxytran, Inc. 233 Needham Street, Suite 300, Newton MA, 02464

BACKGROUND
AND
REASONS FOR THE NAME CHANGE AND ASSET SALE

On September 21, 2018, the Company completed a series of transactions arising out of the satisfaction of defaulted secured debt that resulted in the sale of the Company’s former business and acquisition of a new developmental pharmaceutical company called Bioxytran Inc. (“Bioxytran”). There was a change of control of the majority ownership of the Company with the Dr. David Platt, the new Chairman, President and Chief Executive Officer, and Mr. Ola Soderquist, Chief Financial Officer, holding together approximately 77% of the issued and outstanding common stock of the Company.

Prior to September 21, 2018, the Company was in default of a 6% secured promissory note (the “Note”) in the principal amount of $110,000. The management of the Company unsuccessfully sought alternative financing for over a one-year period. As an alternative to the liquidation of the Company’s assets in payment of the Note, during the summer of 2018, management of the Company identified a potential merger candidate and agreed to sell the assets of the Company in existence prior to the proposed merger to an affiliate of the creditor. After evaluating all other financing options, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to reach an accord and satisfaction with the creditor which required, as a condition, that the former assets of the Company be sold to an affiliate of the Company after completion of the merger of Bioxytran into a wholly owned subsidiary of the Company.

The transactions described above were reported by the Company on Form 8-K with the Securities and Exchange Commission (the “SEC”) on September 24, 2018 and may be found on the SEC’s website at: (https://www.sec.gov/Archives/edgar/data/1445815/000121390018012922/f8k092118_usrareearth.htm)

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NAME CHANGE

After consummation of the merger with Bioxytran and sale of the former assets of the Company, the focus of our business operations changed from mining Calcium Montmorillonite and producing a soil fertilizer called Excelerite® to being a new developmental pharmaceutical company.

The Company’s lead product candidate, BXT-25, will be tested as a potent resuscitative agent to treat strokes during the first hour of a stroke and for other brain trauma. The product is based on a new molecule reversing hypoxia, or oxygen deficiency. The molecule is expected to be injected intravenously and bind to oxygen in the lungs. The molecule then carries the oxygen and delivers it to the area in the brain blocked by the clot. During the next 18 months, the Company plans to submit an Investigational New Drug Application (IND) to the Food and Drug Administration (FDA) and, immediately thereafter, begin clinical trials on brain stroke patients. In addition, the company will be working on additional applications to treat ischemia, an inadequate blood supply to an organ or part of the body, with a focus on the heart. The compound is also expected to be effective in healing wound.

In connection with that change in business focus, we will change our name from U.S. Rare Earth Minerals, Inc. to Bioxytran, Inc. and pursue our developmental pharmaceutical business. To facilitate the entrance into the business, it has been determined by the board of directors that a change in the name of the Company is appropriate. The board of directors has determined the new name should be Bioxytran, Inc. The Majority Shareholders have approved the Amendment to Articles giving the board of Directors the authority to change the name of the Company for those purposes.

In connection with the change of the name of the Company, we will apply to FINRA for a change in the trading symbol of the company.

ASSET SALE

As discussed above, on September 21, 2018, the Company completed a series of transactions arising out of the satisfaction of defaulted secured debt that resulted in the sale of the Company’s former business and acquisition of BioxyTran.

The Company reached a settlement with a secured creditor in a accord and satisfaction of a 6% secured Note, including all interest due thereon, which had been in default since August 23, 2013 (the “Settlement”). The Note was secured by substantially all of the assets of the Company. In connection with the Settlement, the Company entered into an Agreement of Accord and Satisfaction, dated September 17, 2018 (the “Accord and Satisfaction”), with the creditor.

As consideration for the satisfaction of the obligation and as a condition to the Accord and Satisfaction, the Company agreed to divest substantially all of its assets and remaining liabilities relating to the mining operations and production of Excelerite®. As an additional condition to the Accord and Satisfaction, the Company entered into the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 17, 2018, by and among the Company, Bioxy Acquisition Corp., a Wyoming corporation wholly owned by the Company (“Acquisition-Sub”), and Bioxytran whereby Bioxytran merged into Acquisition-Sub and became the surviving company (the “Merger”).

The Asset Sale was effective upon approval by the Majority Stockholders on September 25, 2018.

WHY WE OBTAINED CONSENTS OF OUR STOCKHOLDERS.

Section 78.565 of the NRS may require the approval of the sale of all of the former assets of Company after the Merger by a majority of the Company’s outstanding Common Stock. Rather than make a determination as to whether or not the sale after the Merger constituted a sale of substantially all of the assets of the Company, the board of directors elected to obtain the approval of the stockholders. The Name Change required approval by a majority of our stockholders.

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Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. Our board of directors, as well as the Majority Stockholders have approved the Name Change the Asset Sale through written consents executed on September 25, 2018.  Although a vote of our stockholders may not be required in connection with the sale of assets after the Merger, the sale of the assets of the former assets of the Company could be viewed as a sale of substantially all of our assets. On September, the Majority Stockholders delivered their written consents approving the Name Change and Asset Sale. Thus, required stockholder approval for the Name Change and Asset Sale was obtained.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Purchase Agreement and Asset Sale, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional corporate time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the consummation of the Asset Sale in a manner that is timely and efficient for us and our stockholders.

INTEREST OF THE COMPANY, OFFICERS AND DIRECTORS IN THE ASSET SALE

In connection with the Asset Sale, the member of former majority stockholder of the Company, an affiliate of the secured creditor, purchased the former assets of the Company which were secured by the Note. As disclosed herein, our former and current directors and officers are stockholders in the Company.

Except as described above, none of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters approved by the Majority Stockholders as described in this Information Statement.

OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE VOTING STOCK OF THE COMPANY HAVE APPROVED THE ASSET SALE.

OTHER MATTERS

The entire cost of furnishing this information statement will be borne by Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

STOCKHOLDER PROPOSALS

It is anticipated that the next annual meeting of stockholders for which the Company will be soliciting proxies will be held in June 2019. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2019 annual meeting of stockholders, provided such proposals are received by us no later than February 5, 2019, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated October 15, 2018. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

Dated: October 15, 2018

By Order of the Board of Directors,

/s/ Dr. David Platt
Dr. David Platt
Director and Chief Executive Officer

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Appendix A

Form of Amendment to the Articles of Incorporation:

CERTIFICTE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

U.S. RARE EARTH MINERALS, INC.

Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, U.S. Rare Earth Minerals, Inc., a Nevada corporation, hereinafter referred to as the Corporation, hereby adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST:

The name of the Corporation is U.S. Rare Earth Minerals, Inc.

SECOND:

Article I of the Articles of Incorporation shall be amended to read as follows:

ARTICLE I

NAME

The name of the Corporation shall be: Bioxytran, Inc.

THIRD:

By executing this Certificate of Amendment to the Articles of Incorporation, the CEO of the Corporation does hereby certify that on September 25, 2018, the foregoing amendment to the Articles of Incorporation of U.S. Rare Earth Minerals, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders.

DATED this __ day of October __, 2018

U.S. RARE EARTH MINERALS, INC.

By:
David Platt, Chief Executive Officer

A-1

APPENDIX B

SECTIONS 92A 300-500 OF THE NEVADA REVISED STATUTES, AS AMENDED

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

B-1

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

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NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, Ê unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

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NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

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NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

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(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

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3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

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APPENDIX C

Dissenter’s Notice of U.S. Rare Earth Minerals, Inc.

Delivered Pursuant to NRS 92A.430

If a stockholder has not approved the merger, he, she or it is entitled to dissent.  Demand for payment must be sent by to the Company by mail by ___________, 2018,   as follows:

Bioxytran, Inc.

233 Needham Street,
Suite 300

Newton MA, 02464

Att: Ola Soderquist

Together with written demand or on or before November 15, 2018,  certificates of our company’s shares must be sent to the address above or deposited with our company at the address above or with our transfer agent at:

Action Stock Transfer Corporation

2469 E. Fort Union Boulevard, Suite 214

Salt Lake City, UT 84121

A form for demanding payment is attached to this Dissenter’s Notice as Exhibit 1.

A copy of the dissent provisions of the Nevada Revised Statutes is attached as Appendix “C” to the Information Circular to which this Dissenter’s Notice is attached.

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EXHIBIT 1 TO DISSENTER’S NOTICE

Name and Address of Stockholder exercising dissent rights:

Number of Shares of Stockholder over which Stockholder is exercising dissent rights:

Shares of Common Stock

The undersigned hereby objects to the sale of certain assets of U.S. Rare Earth Minerals, Inc., a Nevada corporation, and demands payment for the fair value of above number of shares of the Company, plus accrued interest.

The undersigned hereby certifies that he/she/it acquired beneficial ownership of the shares of the Company before, September 21, 2018, being the date of the first announcement of the asset sale.

Dated: _______________, 2018.

Signature of Co-owners,
Signature	if applicable

Print Name:

Print Title:

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